EXHIBIT 10.20

APPENDIX TO THE PRIVATE AGREEMENT OF PROFESSIONAL HIRING

Today in Piraeus December 1st 2010, between the below contributing parties:

From one side NEA DIMITRA KTIMATIKH KAI EMPORIKH SA (V.A.T. 094048112) based in Piraeus – 69 Akti Miaouli Street, represented by Mr Georgios A. Katsikas (VAT 020019501), referred hereafter “leaser”

and

on the other side CERES LNG SERVICES (V.A.T. 999237870) based in Bermuda, which installed its office premises in Piraeus under AN 89/67 law, represented by Mr Georgios V. Lagonikas (V.A.T. 031915509), referred hereafter “leasee”, have agreed and accept the followings:

The below conditions of the private agreement of professional hiring 01/02/2010 are modified as:

1.  LEASE OBJECT

The leaser stated that holds the absolute ownership, distribution and possession of the below mentioned spaces:

1.   459,75 m2 ground floor

2.   414,50 m2 1st floor

3.   47,53 m2 2nd floor

4.   387,43 m2 3rd floor

5.   243,93 m2 4th floor

6.   587,43 m2 5th floor

7.   549,85 m2 6th floor

of the high rise office building of its property at 69 Akti Miaouli street, as well as spaces of total surface 768,58 m2 on the ground floor, on the mezzanine, on the 3rd, 4th, 5th, 6th and 7th floor and on 1st,2nd and 3rd basement of the high rise office building of its property on 12-14 Euploias street.

The above mentioned described spaces of total surface 3.459,00 m2 which will be called hereafter “lease object” in the present agreement, are leased from the leaser to the leasee, with all the existing office furniture, under the below mentioned conditions.

3. RENT

I. For the period December 1st 2010 until December 31st 2011, the monthly rental is determined to forty one thousands five hundred and eight euro (€ 41.508,00). The agreed rent includes nine (9) parking spaces in the building’s basement and the use of building’s dining area.

II. Continuing and especially from January 1st 2012 onwards, the monthly rental will be determined at the anniversary date of the agreement and for a period of twelve months after an agreement between the contributing parties has been succeeded.

III. The amount that corresponds to three (3) month’s rent is agreed and paid in the first fifteen (15) days of each calendar quarter by check to the leaser or a person, which is indicated in written by the leaser or with a deposit of the rent credited to the account number 0/441575/009 held by the leaser at CITIBANK Piraeus. The payment of rent will be proved only with a collection receipt or a promissory note deposit to the above mentioned account, excluding any other sort of payment evidence, even the one of oath.

IV. Taxes and fees like T.A.P., F.M.A.P., V.A.T., council taxes and any other sort of taxes related to the income of the lease object, even towards the leased itself, borne only the leaser. Especially, the stamp rental tax (3% plus 20% O.G.A.) bornes only the leaser.

All the other conditions of the above mentioned agreement remains invariable.

The present appendix was fixed by both the contributing parties, under the principles of good will, transacting morals, and the social and economical purpose of each party.

After having agreed and accept all the above mentioned conditions, in verification and proof of them, we wrote the present appendix to three (3) parts of equal value to the original, we read it and signed it.

One prototype was given to the leaser, one to the leasee, while the third one will be immediately submitted within the legal deadline to the competent D.O.Y. for approval.

CONTRIBUTING PARTIES

LEASER	LEASEE

In Piraeus today October 1st 2011, between the below contributing parties:

From one side NEA DIMITRA KTIMATIKH KAI EMPORIKH SA (V.A.T. 094048112) based in Piraeus – 69 Akti Miaouli street, represented by Mr Georgios A. Katsikas (VAT 020019501), referred hereafter “leaser”

and

on the other side CERES LNG SERVICES (V.A.T. 999237870) based in Bermuda, which installed its office premises in Piraeus under law AN 89/67, represented by Mr Georgios V. Lagonikas (V.A.T. 031915509), referred hereafter “leasee”, have agreed and accept the followings:

The below conditions of the private agreement of professional hiring 01/02/2010 are modified as:

1. LEASE OBJECT

The leaser stated that holds the absolute ownership, distribution and possession of the below mentioned spaces:

1.	42,00 m2 underground parking
2.	47,53 m2 2nd floor
3.	343,50 m2 4th floor
4.	587,43 m2 5th floor
5.	549,85 m2 6th floor

of the high rise office building of its property at 69 Akti Miaouli street, as well as spaces of total surface 266,10 m2 on the mezzanine, and on the 4th and 5th floor of the high rise office building of its property on 12-14 Euploias street.

The above mentioned described spaces of total surface 1.836,41 m2 which will be called hereafter “lease object” in the present agreement, are leased from the leaser to the leasee, with all the existing office furniture, under the below mentioned conditions.

3. RENT

I. For the period October 1st 2011 until December 31st 2011, the monthly rental is determined to twenty two thousands and forty euros (€ 22.040,00). The agreed rent includes two (2) parking spaces in the building’s underground parking and the use of building’s dining area, auditorium and gym.

II. Continuing and especially from January 1st 2012 onwards, the monthly rental will be determined at the anniversary date of the agreement and for a period of twelve months after an agreement between the contributing parties has been succeeded.

III. The amount that corresponds to three (3) month’s rent is agreed to be paid within the first fifteen (15) days of each calendar quarter by cheque to the leaser or a person, which is indicated in writting by the leaser or with a deposit of the rent credited to the account number 0/441575/009 held by the leaser at CITIBANK Piraeus. The payment of rent will be proved only with a collection receipt or a proof of deposit to the above mentioned account, excluding any other sort of payment evidence, even the one of oath.

IV. Taxes and fees like T.A.P., F.M.A.P., V.A.T., council taxes and any other sort of taxes related to the income of the lease object, even towards the leased itself, borne only the leaser. Especially, the stamp rental fee (3% plus 20% O.G.A.) bornes only the leaser.

All the other conditions of the above mentioned agreement remains invariable.

The present appendix was fixed by both the contributing parties, under the principles of good will, transacting morals, and the social and economical purpose of each party.

After having agreed and accept all the above mentioned conditions, in verification and proof of them, we wrote the present appendix to three (3) parts of equal value to the original, we read it and signed it.

One original was given to the leaser, one to the leasee, while the third one will be immediately submitted within the legal deadline to the competent tax office for verification.

CONTRIBUTING PARTIES

LEASER	LEASEE